Exhibit 99.2

Alexan CityCentre | Houston, TX

BLUEROCK Residential Growth REIT™

Q1 2021 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

3 FT
Carrington at Perimeter Park | Morrisville, NC

Bluerock Residential Growth REIT, Inc.

First Quarter 2021

Supplemental Financial Information

(Unaudited)

Table of Contents

First Quarter Earnings Release	3

Financial and Operating Highlights	17

Share and Unit Information	18

EBITDAre and Interest Information	19

Financial Statistics	20

Recent Investments	21

Recent Dispositions	22

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease	23

Portfolio Information	24

Renovation Table	25

Lease-up and Development Mezzanine/Preferred/Ground Lease Investments	26

Condensed Consolidated Balance Sheets	27

Consolidated Statements of Operations	28

Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	29

Mortgages Payable Summary Information	30

2021 Projected Guidance Information	32

Definitions of Non-GAAP Financial Measures	33

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others.  For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2021, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces First Quarter 2021 Results

- Portfolio Lease Rate Growth of 3.5% -

- April Portfolio Lease Rate Growth of 7.7% -

- Same Store Average Occupancy Increased 1.2% -

- Repurchased 3.6 Million Common Shares -

New York, NY (May 10, 2021) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended March 31, 2021.

“We are encouraged by the substantial sequential reacceleration of rent growth and year over year improvement in same store occupancy which reflect a high-quality affordable Class A portfolio of highly amenitized live/work/play apartment communities,” said Ramin Kamfar, Company Chairman and CEO. “Our strategy of maintaining occupancy over the past year, along with the favorable positioning of our portfolio, is allowing us to achieve industry-leading lease rate growth.”

First Quarter Highlights

Financial Results

-	Net income attributable to common stockholders for the first quarter of 2021 was $23.6 million or $1.00 per diluted share, as compared to net loss attributable to common stockholders of ($16.5) million or ($0.70) per diluted share in the prior year period.

-	Core funds from operations attributable to common stockholders and unit holders (“CFFO”) was $5.3 million, or $0.16 per diluted share, compared to $7.1 million, or $0.22 per diluted share, in the prior year period, as this year’s results were partially impacted by additional capital on the balance sheet.

Portfolio Performance

-	Collected 97% of rents from multifamily properties for the three months ended March 31, 2021.

-	Total rental and other property revenues grew 1.4% to $51.1 million for the quarter from $50.4 million in the prior year period.

-	Blended lease rate growth of 3.5%, up 300 basis points on a sequential quarter-over-quarter basis.

-	March 2021 average lease growth finished at 5.8%, with renewals at 5.5% and new leases at 6.1%. Average lease growth accelerated to 7.7% growth in April.

-	Portfolio occupancy was 95.8% at March 31, 2021, up 150 basis points from the prior year.

-	Property Net Operating Income (“NOI”) was $31.1 million, consistent with $31.1 million in the prior year period.

-	Property operating margins were 61.0% compared to 61.7% in the prior year period.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

-	Same store average occupancy expanded 120 basis points and same store average rent increased 1.0%, as compared to the prior year period.

-	Same store revenue grew 2.0% and same store NOI increased 0.6%, as compared to the prior year period.

Portfolio Activity

-	Consolidated real estate investments, at cost, were approximately $2.1 billion.

-	Sold three operating assets and two development properties for aggregate gross sales prices of $303 million with net proceeds of $102 million. The assets were sold at in-place cap rates of 4.0% adjusting for the buyer’s year one taxes and $300 per unit replacement reserves.

-	Invested $7 million in preferred equity in a new stabilized property and completed funding for eight existing preferred equity, mezzanine loan, and ground lease investments for $21 million.

-	Completed 72 value-add unit upgrades during the quarter achieving an average 24.3% ROI.

Balance Sheet and Market Activity

-	Had $260.5 million of unrestricted cash and availability under revolving credit facilities as of March 31, 2021.

-	Paid quarterly dividend of $0.1625 in cash per share of common stock.

-	Raised $98 million through its continuous registered Series T Preferred Stock offering in the quarter.

-	Completed redemptions of its remaining 8.25% Series A Cumulative Redeemable Preferred Stock totaling $56 million, including accrued and unpaid dividends.

-	Redeemed 72,535 shares of Series B Preferred Stock through the issuance of 6,518,267 shares of Class A common stock.

-	Repurchased 3,557,562 shares of Class A common stock during the quarter at an average price of $11.45 per share.

Included later in this release are definitions of NOI, CFFO and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

First Quarter 2021 Financial Results

Net income attributable to common stockholders for the first quarter of 2021 was $23.6 million, compared to net loss attributable to common stockholders of ($16.5) million in the prior year period. Net income in 2021 was positively impacted by three asset sales generating $69 million in gain on sale of real estate investments. Net income (loss) attributable to common stockholders included non-cash expenses of $21.6 million or $0.93 per share in the first quarter of 2021 compared to $20.9 million or $0.88 per share for the prior year period.

CFFO for the first quarter of 2021 was $5.3 million, or $0.16 per diluted share, compared to $7.1 million, or $0.22 per diluted share, in the prior year period. CFFO was positively impacted by an increase in property NOI of $0.1 million and a decrease in interest expense of $0.8 million. This was primarily offset by a year-over-year reduction of $1.2 million in interest income from mezzanine loan and ground lease investments, $0.1 million in preferred returns, a $0.5 million increase in general and administrative expenses and preferred stock dividends of $1.1 million.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Total Portfolio Performance

$ In thousands, except average rental rates	1Q21	1Q20	Variance
Total Revenues (1)	$55,802	$56,241	(0.8)%
Property Operating Expenses	$19,932	$19,299	3.3%
NOI	$31,149	$31,054	0.3%
Operating Margin	61.0%	61.7%	(70	)bps
Average Occupancy Percentage	95.2%	94.2%	100	bps
Average Rental Rate	$1,315	$1,331	(1.2)%

(1) Including interest income from mezzanine loan and ground lease investments.

For the first quarter of 2021, property revenues increased by 1.4% compared to the same prior year period. Total portfolio NOI was $31.1 million, an increase of $0.1 million, or 0.3%, compared to the same period in the prior year. Property NOI margins were 61.0% of revenue for the quarter, compared to 61.7% in the prior year quarter.

Same Store Portfolio Performance

$ In thousands, except average rental rates	1Q21	1Q20	Variance
Revenues	$38,798	$38,028	2.0%
Property Operating Expenses	$14,837	$14,209	4.4%
NOI	$23,961	$23,819	0.6%
Operating Margin	61.8%	62.6%	(80	)bps
Average Occupancy Percentage	95.4%	94.2%	120	bps
Average Rental Rate	$1,332	$1,319	1.0%

The Company’s same store portfolio for the quarter ended March 31, 2021 included 26 properties. For the first quarter of 2021, same store NOI was $24.0 million, an increase of $0.1 million, or 0.6%, compared to the 2020 period. Same store property revenues grew by 2.0% compared to the 2020 period, primarily driven by a 120-basis point increase in occupancy and 1.0% increase in average rental rates; of the Company’s 26 same store properties, 21 recognized occupancy increases and 18 recognized rental rate increases during the period. This was offset by $0.3 million increase in bad debt expense due to the impact of COVID-19.

Same store expenses increased 4.4%, or $0.6 million, primarily due to non-controllable real estate tax and insurance expense increases of $0.42 million due to municipality tax increases and industrywide multifamily insurance price increases with the remaining $0.18 million due to administrative and repairs and maintenance expense increases.

Renovation Activity

The Company completed 72 value-add unit upgrades during the first quarter of 2021 achieving an average 24.3% ROI. Since inception, the Company has completed 3,027 value-add unit upgrades at an average cost of $5,953 per unit and achieved an average monthly rental rate increase of $117 per unit, equating to an average 23.6% ROI on all unit upgrades leased as of March 31, 2021. The Company has identified approximately 4,349 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Portfolio Activity

The following activities were completed during the first quarter:

-	Made a preferred equity investment of $7 million in a stabilized asset with 262-units called The Riley, located in Richardson, Texas.

-	Funded $21 million under existing preferred equity, mezzanine loan, and ground lease commitments in eight investments.

-	On January 28, 2021, the Company sold ARIUM Grandewood for a gross sales price of $65 million and net proceeds to the Company of $25 million.

-	On February 24, 2021, the Company sold James at South First for a gross sales price of $50 million and net proceeds to the Company of $18 million.

-	On March 1, 2021, the Company sold Marquis at the Cascades for a gross sales price of $91 million and net proceeds to the Company of $33 million.

-	On March 18, 2021, the Company’s preferred equity investment in The Conley was redeemed for $17 million.

-	On March 25, 2021, Alexan Southside Place was sold and the Company’s preferred equity investment was redeemed for $9.8 million in April 2021, with an additional $0.3 million expected to be received before year end.

The Company completed the following activity subsequent to March 31, 2021:

-	On April 12, 2021, the Company made a $10.7 million preferred equity investment in the operating partnership of Peak Housing, a private REIT invested in a portfolio of 474 single-family homes located throughout Texas.

-	On April 14, 2021, the Company acquired a 95% interest in an 80-unit apartment community located in Olympia, Washington, known as Yauger Park. The total purchase price was $24.5 million, funded in part through the assumption of $15.1 million in mortgage loans secured by the property.

-	On April 26, 2021, the Company sold Plantation Park for a gross sales price of $32 million and net proceeds to the Company of $2.7 million.

Balance Sheet

As of March 31, 2021, the Company had $260.5 million of unrestricted cash and availability under its revolving credit facilities, and $1.5 billion of indebtedness outstanding.

During the first quarter, the Company raised gross proceeds of approximately $98.0 million through the issuance of 3.9 million shares of Series T Preferred Stock at $25.00 per share.

The Company repurchased 3,557,562 shares of Class A Common Stock during the first quarter at an average price of $11.45 per share and increased its repurchase program up to an aggregate $150 million.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

On February 26, 2021, the Company redeemed the remaining 2,201,547 shares of its 8.25% Series A Cumulative Redeemable Preferred Stock.  The total cost to redeem the shares was $55.7 million, including accrued and unpaid dividends.

The Company redeemed 72,535 shares of Series B Preferred Stock through the issuance of 6,518,267 shares of Class A common stock.

Dividend

On March 12, 2021, the Board of Directors authorized, and the Company declared, a quarterly cash dividend for the first quarter of 2021 equal to a quarterly rate of $0.1625 per share on its Class A and Class C Common Stock, payable to the stockholders of record as of March 25, 2021, which was paid on April 5, 2021. A portion of each dividend may constitute a return of capital for tax purposes.

On March 12, 2021, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock for the first quarter of 2021, in the amount of $0.4765625 per share. Further, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.125% Series D Cumulative Preferred Stock for the first quarter of 2021, in the amount of $0.4453125 per share.  The dividends were payable to the stockholders of record as of March 25, 2021 and were paid on April 5, 2021.

On January 13, 2021, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of January 25, 2021, February 25, 2021, and March 25, 2021, which were paid in cash on February 5, 2021, March 5, 2021 and April 5, 2021, respectively.

On January 13, 2021, the Board of Directors authorized, and the Company declared, a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends were payable to the stockholders of record as of January 25, 2021, February 25, 2021, and March 25, 2021, and were paid in cash on February 5, 2021, March 5, 2021 and April 5, 2021, respectively.

On April 12, 2021, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of April 23, 2021, which was paid in cash on May 5, 2021, and as of May 25, 2021, and June 25, 2021, which will be paid in cash on June 4, 2021 and July 2, 2021, respectively.

On April 12, 2021, the Board of Directors authorized, and the Company declared, a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends are payable to the stockholders of record as of April 23, 2021, which was paid in cash on May 5, 2021, and as of May 25, 2021, and June 25, 2021, which will be paid in cash on June 4, 2021 and July 2, 2021, respectively.

2021 Guidance

The Company is reaffirming its prior 2021 CFFO guidance. Based on the Company’s current outlook and market conditions, the Company anticipates 2021 CFFO in the range of $0.65 to $0.70 per share. The Company anticipates that earnings growth will be more heavily weighted towards the second half of 2021 as it realizes the upside opportunity from deploying the proceeds from opportunistic dispositions in late 2020 and early 2021, plus the implementation of institutional property management, lease-ups, and value-add renovations at its recent acquisitions. For additional guidance details underlying earnings guidance, please see page 32 of Company’s First Quarter 2021 Earnings Supplement available under the Investors section on the Company’s website (www.bluerockresidential.com).

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Monday, May 10, 2021 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until June 10, 2021 at  https://services.choruscall.com/mediaframe/webcast.html?webcastid=VDVxOVOq, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10155057.

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of primarily affordable Class A highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2021, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred/ground lease investments as of March 31, 2021:

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)		% Occupied (3)
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990	90%	$1,293		94.6%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,417		96.4%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,412		96.7%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,503		93.5%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,674		92.8%
Avenue 25	Phoenix, AZ	254	2013	100%	1,252		96.9%
Carrington at Perimeter Park	Morrisville, NC	266	2007	100%	1,263		95.9%
Chattahoochee Ridge	Atlanta, GA	358	1996	90%	1,387		97.5%
Chevy Chase	Austin, TX	320	1971	92%	964		98.1%
Cielo on Gilbert	Mesa, AZ	432	1985	90%	1,087		97.2%
Citrus Tower	Orlando, FL	336	2006	97%	1,364		95.5%
Denim	Scottsdale, AZ	645	1979	100%	1,246		97.2%
Elan	Austin, TX	270	2007	100%	1,134		95.6%
Element	Las Vegas, NV	200	1995	100%	1,274		94.5%
Falls at Forsyth	Cumming, GA	356	2019	100%	1,408		98.6%
Gulfshore Apartment Homes	Naples, FL	368	2016	100%	1,287		95.4%
Navigator Villas	Pasco, WA	176	2013	90%	1,143		99.4%
Outlook at Greystone	Birmingham, AL	300	2007	100%	1,090		93.7%
Park & Kingston	Charlotte, NC	168	2015	100%	1,303		97.0%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	100%	1,380		97.8%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,232		94.5%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,264		95.5%
Roswell City Walk	Roswell, GA	320	2015	98%	1,586		95.9%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,374		94.7%
The Brodie	Austin, TX	324	2001	100%	1,313		95.1%
The District at Scottsdale	Scottsdale, AZ	332	2018	100%	1,799		91.6%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,466		95.5%
The Mills	Greenville, SC	304	2013	100%	1,051		95.1%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,498		97.9%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	100%	1,376		96.6%
The Sanctuary	Las Vegas, NV	320	1988	100%	1,132		95.3%
Veranda at Centerfield	Houston, TX	400	1999	93%	1,021		95.5%
Villages of Cypress Creek	Houston, TX	384	2001	80%	1,181		95.1%
Wesley Village	Charlotte, NC	301	2010	100%	1,373		96.0%

Total/Average Consolidated Operating Properties		11,584			$1,318	(5)	95.8%

Mezzanine/Preferred/Ground Lease Investments:
Alexan CityCentre	Houston, TX	340			$1,525
Avondale Hills	Decatur, GA	240			1,538	(4)
Belmont Crossing	Smyrna, GA	192			863
Domain at The One Forty	Garland, TX	299			1,290
Encore Chandler	Chandler, AZ	208			1,457	(4)
Georgetown Crossing	Savannah, GA	168			993
Hunter’s Pointe	Pensacola, FL	204			983
Mira Vista	Austin, TX	200			1,087
Motif	Fort Lauderdale, FL	385			2,352	(4)
Park on the Square	Pensacola, FL	240			1,140
Reunion Apartments	Orlando, FL	280			1,366	(4)
Sierra Terrace	Atlanta, GA	135			1,278
Sierra Village	Atlanta, GA	154			1,224
The Commons	Jacksonville, FL	328			902
The Hartley at Blue Hill, formerly The Park at Chapel Hill	Chapel Hill, NC	414			1,599	(4)
The Riley	Richardson, TX	262			1,430
Thornton Flats	Austin, TX	104			1,499
Vickers Historic Roswell	Roswell, GA	79			3,134
Water’s Edge	Pensacola, FL	184			1,141
Wayford at Concord	Concord, NC	150			1,707	(4)
Zoey	Austin, TX	307			1,762	(4)

Total/Average Mezzanine/Preferred/Ground Lease Investments		4,873			$1,432	(6)

Total/Average Portfolio		16,457			$1,351	(7)

(1)	Represents date of last significant renovation or year built if no renovations.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended March 31, 2021.
(3)	Percent occupied is calculated as (i) the number of units occupied as of March 31, 2021, divided by (ii) total number of units, expressed as a percentage.
(4)	Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(5)	The average effective monthly rent including sold properties was $1,315 for the three months ended March 31, 2021.
(6)	The average effective monthly rent including sold properties was $1,438 for the three months ended March 31, 2021.
(7)	The average effective monthly rent including sold properties was $1,352 for the three months ended March 31, 2021.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Consolidated Statement of Operations

For the Three Months Ended March 31, 2021 and 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues
Rental and other property revenues	$51,081	$50,353
Interest income from mezzanine loan and ground lease investments	4,721	5,888
Total revenues	55,802	56,241

Expenses
Property operating	19,932	19,299
Property management fees	1,281	1,294
General and administrative	6,645	6,371
Acquisition and pursuit costs	11	1,269
Weather-related losses, net	400	—
Depreciation and amortization	20,322	20,921
Total expenses	48,591	49,154
Operating income	7,211	7,087

Other income (expense)
Other income	152	40
Preferred returns on unconsolidated real estate joint ventures	2,287	2,415
Provision for credit losses	(542)	—
Gain on sale of real estate investments	68,913	253
Loss on extinguishment of debt and debt modification costs	(3,040)	—
Interest expense, net	(13,835)	(14,916)
Total other income (expense)	53,935	(12,208)
Net income (loss)	61,146	(5,121)
Preferred stock dividends	(14,617)	(13,547)
Preferred stock accretion	(7,022)	(3,925)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	10,160	(5,822)
Partially owned properties	5,766	(278)
Net income (loss) attributable to noncontrolling interests	15,926	(6,100)
Net income (loss) attributable to common stockholders	$23,581	$(16,493)

Net income (loss) per common share - Basic	$1.00	$(0.70)
Net income (loss) per common share – Diluted	$1.00	$(0.70)

Weighted average basic common shares outstanding	23,089,364	24,087,811
Weighted average diluted common shares outstanding	23,288,089	24,087,811

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Consolidated Balance Sheets

First Quarter 2021

(Unaudited and dollars in thousands except for share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Net Real Estate Investments
Land	$268,731	$279,481
Buildings and improvements	1,757,833	1,889,471
Furniture, fixtures and equipment	76,790	78,438
Total Gross Real Estate Investments	2,103,354	2,247,390
Accumulated depreciation	(187,553)	(186,426)
Total Net Operating Real Estate Investments	1,915,801	2,060,964
Operating real estate held for sale, net	32,518	36,213
Total Net Real Estate Investments	1,948,319	2,097,177
Cash and cash equivalents	148,070	83,868
Restricted cash	32,618	35,093
Notes and accrued interest receivable, net	169,712	157,734
Due from affiliates	10,447	339
Accounts receivable, prepaids and other assets, net	39,198	29,502
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	65,874	83,485
In-place lease intangible assets, net	1,111	2,594
Non-real estate assets associated with operating real estate held for sale	176	145
Total Assets	$2,415,525	$2,489,937

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,434,318	$1,490,932
Mortgages payable associated with operating real estate held for sale	26,433	38,773
Revolving credit facilities	—	33,000
Accounts payable	1,500	1,317
Other accrued liabilities	29,023	31,025
Due to affiliates	665	618
Distributions payable	13,035	13,421
Liabilities associated with operating real estate held for sale	624	383
Total Liabilities	1,505,598	1,609,469
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; no shares and 2,201,547 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	54,332
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 440,934 and 513,489 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	402,243	469,907
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 shares issued and outstanding as of March 31, 2021 and December 31, 2020	56,533	56,462
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 13,622,291 and 9,717,917 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	308,362	219,967
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 shares issued and outstanding as of March 31, 2021 and December 31, 2020	66,867	66,867
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 25,110,432 and 22,020,950 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	251	220
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of March 31, 2021 and December 31, 2020	1	1
Additional paid-in-capital	332,926	304,710
Distributions in excess of cumulative earnings	(293,766)	(313,392)
Total Stockholders’ Equity	106,279	58,406
Noncontrolling Interests
Operating Partnership units	14,427	(3,272)
Partially owned properties	22,083	24,666
Total Noncontrolling Interests	36,510	21,394
Total Equity	142,789	79,800
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,415,525	$2,489,937

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains and losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

We have acquired four operating properties, made six property investments through preferred equity or mezzanine loan investments, sold seven operating properties and received our full mezzanine loan or preferred equity in four investments subsequent to March 31, 2020. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net income (loss), the most directly comparable GAAP financial measure, for the three months ended March 31, 2021 and 2020 (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$23,581	$(16,493)
Add back: Net income (loss) attributable to Operating Partnership Units	10,160	(5,822)
Net income (loss) attributable to common stockholders and unit holders	33,741	(22,315)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,405	19,900
Provision for credit losses	542	—
Gain on sale of real estate investments	(62,427)	(110)
FFO Attributable to Common Stockholders and Unit Holders	(8,739)	(2,525)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	11	1,269
Non-cash interest expense	604	845
Unrealized gain on derivatives	(30)	(26)
Loss on extinguishment of debt and debt modification costs	2,564	—
Weather-related losses, net	360	—
Non-real estate depreciation and amortization	122	120
Other expense (income), net	98	(40)
Non-cash equity compensation	3,311	3,547
Preferred stock accretion	7,022	3,925
CFFO Attributable to Common Stockholders and Unit Holders	$5,323	$7,115

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.26)	$(0.08)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.16	$0.22

Weighted average common shares and units outstanding - diluted	33,319,020	32,668,294

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (loss), computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net income (loss) attributable to common stockholders to EBITDAre and Adjusted EBITDAre (unaudited and dollars in thousands).

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$23,581	$(16,493)
Net income (loss) attributable to noncontrolling interests	15,926	(6,100)
Preferred stock dividends	14,617	13,547
Preferred stock accretion	7,022	3,925
Interest expense, net	13,835	14,916
Real estate depreciation and amortization	20,275	20,876
Provision for credit losses	542	—
Gain on sale of real estate investments	(68,913)	(253)
Loss on extinguishment of debt and debt modification costs	3,040	—
EBITDAre	$29,925	$30,418
Acquisition and pursuit costs	11	1,269
Non-real estate depreciation and amortization	122	120
Weather-related losses, net	400	—
Non-cash equity compensation	3,311	3,547
Other expense (income), net	98	(40)
Adjusted EBITDAre	$33,867	$35,314

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$23,581	$(16,493)
Add back: Net income (loss) attributable to Operating Partnership Units	10,160	(5,822)
Net income (loss) attributable to common stockholders and unit holders	33,741	(22,315)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,405	19,900
Non-real estate depreciation and amortization	122	120
Non-cash interest expense	604	845
Unrealized gain on derivatives	(30)	(26)
Loss on extinguishment of debt and debt modification costs	2,564	—
Provision for credit losses	542	—
Property management fees	1,223	1,232
Acquisition and pursuit costs	11	1,269
Corporate operating expenses	6,570	6,296
Weather-related losses, net	360	—
Preferred dividends	14,617	13,547
Preferred stock accretion	7,022	3,925
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income, net	51	40
Preferred returns on unconsolidated real estate joint ventures	2,287	2,574
Interest income from mezzanine loan and ground lease investments	4,721	5,888
Gain on sale of real estate investments	62,427	110
Pro-rata share of properties’ income	17,265	16,181
Add:
Noncontrolling interest pro-rata share of partially owned property income	637	803
Total property income	17,902	16,984
Add:
Interest expense	13,247	14,070
Net operating income	31,149	31,054
Less:
Non-same store net operating income	7,188	7,235
Same store net operating income (1)	$23,961	$23,819

(1)	Same store portfolio for the three months ended March 31, 2021 consists of 26 properties, which represent 9,116 units.

Bluerock Residential Growth REIT, Inc.

First Quarter Earnings Release

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

#

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three Months Ended March 31, 2021

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
OPERATING INFORMATION	2021	2020	% Change
Total revenue	$55,802	$56,241	(0.8)%

Total assets	$2,415,525	$2,484,617	(2.8)%

Property NOI (1)	$31,149	$31,054	0.3%

Property NOI margins	61.0%	61.7%	(1.1)%

Net income (loss) per common share - diluted	$1.00	$(0.70)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.16	$0.22	(27.3)%

(1)	See page 35 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)	See page 33 for the Company's definition of this non-GAAP measurement and reasons for using it.

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

First Quarter 2021

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended March 31, 2021
Class A Common Stock	23,012,761
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	23,089,364
Warrants (1)	97,416
Restricted Stock Grants (2)	101,309
Weighted Average Common Stock Outstanding, Diluted	23,288,089
OP Units	6,310,232
LTIP Units	3,720,699
Weighted Average Common Stock and Total Units Outstanding, Diluted	33,319,020

Outstanding Common Stock and Units at March 31, 2021	36,510,581

Outstanding 6.000% Series B Redeemable Preferred Stock at March 31, 2021	440,934

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at March 31, 2021	2,295,845

Outstanding 7.125% Series D Cumulative Preferred Stock at March 31, 2021	2,774,338

Outstanding 6.150% Series T Redeemable Preferred Stock at March 31, 2021	13,622,291

(1)	Potential dilution from warrants outstanding from issuances in connection with Series B Preferred Stock offering.
(2)	Potential dilution from restricted common stock granted to employees.

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to December 31, 2020:

Share Type	Shares and units outstanding December 31, 2020	Class A common share repurchase	Class A common from Series B Company redemptions	Class A common from Series B and Series T holder redemptions	LTIP Issuances	Other	Shares and units outstanding March 31, 2021	Ownership %
Class A Common Stock	22,020,950	(3,557,562)	6,401,792	172,632	-	72,620	25,110,432	68.78%
Class C Common Stock	76,603	-	-	-	-	-	76,603	0.21%
Total share equivalents	22,097,553	(3,557,562)	6,401,792	172,632	-	72,620	25,187,035	68.99%
OP Units	6,310,856	-	-	-	-	(730)	6,310,126	17.28%
LTIP Units	4,046,609	-	-	-	1,028,104	(61,293)	5,013,420	13.73%
Total noncontrolling interest	10,357,465	-	-	-	1,028,104	(62,023)	11,323,546	31.01%
Total shares, OP and LTIP Units	32,455,018	(3,557,562)	6,401,792	172,632	1,028,104	10,597	36,510,581	100.00%

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

First Quarter 2021

(Unaudited and dollars in thousands)

Three Months Ended
March 31,
2021
Q1 EBITDAre Calculation
Net income attributable to common stockholders	$23,581
Net income attributable to noncontrolling interests	15,926
Preferred stock dividends	14,617
Preferred stock accretion	7,022
Interest expense, net	13,835
Real estate depreciation and amortization	20,275
Provision for credit losses	542
Gain on sale of real estate investments	(68,913)
Loss on extinguishment of debt and debt modification costs	3,040
EBITDAre (1)	$29,925
Acquisition and pursuit costs	11
Non-real estate depreciation and amortization	122
Weather-related losses, net	400
Non-cash equity compensation	3,311
Other expense, net	98
Adjusted EBITDAre	$33,867

Modified Q1 EBITDAre Calculation (2)
Adjusted EBITDAre	$33,867
Adjustment	(1,480)
Modified Q1 EBITDAre	$32,387
Modified Q1 EBITDAre annualized	$129,548

Modified Q1 Interest Calculation (2)(3)
Interest expense	$13,247
Adjustment	(435)
Modified Q1 interest expense	$12,812
Modified Q1 interest expense annualized	$51,248

(1)	See page 34 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2)	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on January 1, 2021: (i) sales of Alexan Southside Place, ARIUM Grandewood, James on South First, Marquis at The Cascades, and The Conley, (ii) preferred investment in The Riley, and (iii) additional investments at Alexan CityCentre, Avondale Hills, Domain at The One Forty, Motif, Reunion Apartments, Vickers Historic Roswell, and Zoey. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3)	Interest expense excludes non-cash interest expense.

Bluerock Residential Growth REIT, Inc.

Financial Statistics

First Quarter 2021

(Unaudited and dollars in thousands)

	Three Months Ended
	March 31,
	2021
Interest Coverage Ratio
Modified Q1 EBITDAre *	$32,387
Modified Q1 interest expense (4) *	12,812
Interest coverage ratio	2.53	x

Quarterly Fixed Charge Coverage Ratio
Modified Q1 interest expense (4) *	$12,812
Preferred stock dividends	14,617
Total fixed charges	$27,429
Modified Q1 EBITDAre *	32,387
Modified Q1 EBITDAre fixed charge coverage ratio	1.18	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,465,355
Less: cash (3)	(180,688)
Net debt (total debt less cash)	$1,284,667
Modified Q1 EBITDAre (annualized)*	129,548
Net debt / modified EBITDAre ratio	9.92	x

Leverage as a Percentage of Assets
Total debt (1)	$1,465,355
Total undepreciated assets (2)	2,606,373
Total debt / total undepreciated assets	56.2%
Net debt / net undepreciated assets (less cash)	53.0%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,282,020
Total debt (1)	1,465,355
Total enterprise value	$2,747,375
Total debt / total enterprise value	53.3%
Net debt / total enterprise value	46.8%

(1)	Total debt excludes amortization of fair market value adjustments of $6.2 million and deferred financing costs of $10.8 million.

(2)	Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3)	Cash includes cash, cash equivalents, and restricted cash.

(4)	Interest expense excludes non-cash interest expense.

(5)	Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the March 31, 2021 closing share prices.

*	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on January 1, 2021: (i) sales of Alexan Southside Place, ARIUM Grandewood, James on South First, Marquis at The Cascades, and The Conley, (ii) preferred investment in The Riley, and (iii) additional investments at Alexan CityCentre, Avondale Hills, Domain at The One Forty, Motif, Reunion Apartments, Vickers Historic Roswell, and Zoey. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

Bluerock Residential Growth REIT, Inc.

Recent Investments

(Unaudited)

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units	Commitment Amount (in millions)	Investment Amount (in millions)	Average Rent (2)
Preferred Equity
The Riley	Dallas, TX	3/1/2021	2018	262	$7.0	$7.0	$1,430
Total Preferred Equity				262	7.0	7.0	1,430

Total/Average				262	$7.0	$7.0	$1,430

(1)	All dates are for the year construction was completed, or the date that a significant renovation was completed.

(2)	Represents the average effective monthly rent per occupied unit for the three months ended March 31, 2021.

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds
Operating Properties
ARIUM Grandewood	Orlando, FL	1/28/2021	306	100%	$65.3	$25.1
James on South First	Austin, TX	2/24/2021	250	90%	50.0	18.1
Marquis at The Cascades	Tyler, TX	3/1/2021	582	90%	90.9	32.6
Total Operating Properties			1,138		206.2	75.8

Preferred Equity
The Conley	Leander, TX	3/18/2021	259	—	52.1	16.5
Alexan Southside Place	Houston, TX	3/25/2021	270	—	45.1	10.1
Total Preferred Equity			529		97.2	26.6

Total			1,667		$303.4	$102.4

Bluerock Residential Growth REIT, Inc.

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease

For the Three Months Ended March 31, 2021

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of December 31, 2020	Change	Investment Balance as of March 31, 2021	Return as of March 31, 2021	CFFO Earned for the Three Months Ended March 31, 2021
Preferred Equity Investments
Operating – Stabilized
Alexan CityCentre	$15,063	$662	$15,725	17.9%	$663
Mira Vista	5,250	-	5,250	10.1%	133
Strategic Portfolio	27,054	-	27,054	10.5%	710
The Riley	-	6,961	6,961	11.0%	64
Thornton Flats	4,600	-	4,600	9.0%	102
Wayford at Concord	6,500	-	6,500	13.0%	210
Total operating - stabilized	58,467	7,623	66,090		1,882

Development
Encore Chandler (1)	-	-	-	13.0%	-
Total development	-	-	-		-

Sold
Alexan Southside Place	26,038	(26,038)	-		-
The Conley	15,036	(15,036)	-		405
Total sold	41,074	(41,074)	-		405

Other	97	2	99	(2)	-
Provision for credit losses (3)	(16,153)	15,838	(315)		-
	$83,485	$(17,611)	$65,874		$2,287

Mezzanine Loans (4)
Operating - Stabilized
Domain at The One Forty (2)	$24,315	$211	$24,526	4.0%	$239
Vickers Historic Roswell (2)	12,048	394	12,442	15.0%	440
Total operating - stabilized	36,363	605	36,968		679

Lease-up
Motif (2)	75,436	2,113	77,549	12.9%	2,374
Total lease-up	75,436	2,113	77,549		2,374

Development
Avondale Hills	1,021	6,860	7,881	12.0%	117
Reunion Apartments	8,161	2,305	10,466	12.0%	290
The Hartley at Blue Hill, formerly The Park at Chapel Hill (5)	36,927	496	37,423	11.5%	1,023
Total development	46,109	9,661	55,770		1,430

Provision for credit losses (3)	(174)	(401)	(575)		-
	$157,734	$11,978	$169,712		$4,483

Ground Lease - Development (4) (6)
Zoey	$15,396	8,575	23,971	5.0%	$238
Provision for credit losses (3)	(42)	(49)	(91)		-
	$15,354	$8,526	$23,880		$238

(1) The investment closed on December 31, 2020 with a loan commitment of $10.2 million, none of which had been funded as of March 31, 2021.

(2) The Company also holds an equity method investment with 0.5% common ownership.

(3) The Company recorded a general provision for credit losses of $542 during the three months ended March 31, 2021 on its total preferred equity, mezzanine loans and ground lease investments.  In conjunction with the sale of Alexan Southside Place in March 2021, the $15.9 million provision for credit loss recorded in December 2020 reduced the recoverability of the Alexan Southside Place investment.

(4) Investment balances include accrued interest.

(5) The investment includes a $5.0 million senior loan and a $31.0 million mezzanine loan.

(6) Ground lease investments are included in accounts receivable, prepaids and other assets.

Bluerock Residential Growth REIT, Inc.

Portfolio Information

First Quarter 2021

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990	$1,293		$1,377		94.5%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,417		1,563		95.1%
ARIUM Metrowest	Orlando, FL	510	2001	1,412		1,591		94.4%
ARIUM Westside	Atlanta, GA	336	2008	1,503		1,639		94.3%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,674		1,840		94.3%
Avenue 25	Phoenix, AZ	254	2013	1,252		1,413		95.4%
Carrington at Perimeter Park	Morrisville, NC	266	2007	1,263		1,341		93.0%
Chattahoochee Ridge	Atlanta, GA	358	1996	1,387		1,450		96.2%
Chevy Chase	Austin, TX	320	1971	964		1,072		98.4%
Cielo on Gilbert	Mesa, AZ	432	1985	1,087		1,254		95.7%
Citrus Tower	Orlando, FL	336	2006	1,364		1,521		94.7%
Denim	Scottsdale, AZ	645	1979	1,246		1,414		96.9%
Elan	Austin, TX	270	2007	1,134		1,209		93.4%
Element	Las Vegas, NV	200	1995	1,274		1,563		96.6%
Falls at Forsyth	Cumming, GA	356	2019	1,408		1,556		95.9%
Gulfshore Apartment Homes	Naples, FL	368	2016	1,287		1,370		94.9%
Navigator Villas	Pasco, WA	176	2013	1,143		1,294		97.0%
Outlook at Greystone	Birmingham, AL	300	2007	1,090		1,287		94.3%
Park & Kingston	Charlotte, NC	168	2015	1,303		1,389		97.2%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	1,380		1,556		96.5%
Plantation Park	Lake Jackson, TX	238	2016	1,232		1,362		92.0%
Providence Trail	Mount Juliet, TN	334	2007	1,264		1,397		94.9%
Roswell City Walk	Roswell, GA	320	2015	1,586		1,840		94.5%
Sands Parc	Daytona Beach, FL	264	2017	1,374		1,529		94.9%
The Brodie	Austin, TX	324	2001	1,313		1,505		95.7%
The District at Scottsdale	Scottsdale, AZ	332	2018	1,799		1,991		93.6%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,466		1,592		95.7%
The Mills	Greenville, SC	304	2013	1,051		1,188		96.5%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,498		1,671		95.6%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	1,376		1,511		96.2%
The Sanctuary	Las Vegas, NV	320	1988	1,132		1,332		95.5%
Veranda at Centerfield	Houston, TX	400	1999	1,021		1,157		95.1%
Villages of Cypress Creek	Houston, TX	384	2001	1,181		1,258		95.6%
Wesley Village	Charlotte, NC	301	2010	1,373		1,496		95.3%

Total Consolidated Operating Properties		11,584		$1,318	(5)	$1,464	(5)	95.2	%(5)

Mezzanine/Preferred/Ground Lease Investments:
Alexan CityCentre	Houston, TX	340		$1,525		$1,637		95.7%
Avondale Hills	Decatur, GA	240		1,538	(4)	N/A		N/A
Belmont Crossing	Smyrna, GA	192		863		983		96.0%
Domain at The One Forty	Garland, TX	299		1,290		1,435		96.7%
Encore Chandler	Chandler, AZ	208		1,457	(4)	N/A		N/A
Georgetown Crossing	Savannah, GA	168		993		1,114		95.2%
Hunter’s Pointe	Pensacola, FL	204		983		1,128		98.0%
Mira Vista	Austin, TX	200		1,087		1,175		93.5%
Motif	Fort Lauderdale, FL	385		2,352	(4)	N/A		N/A
Park on the Square	Pensacola, FL	240		1,140		1,315		99.1%
Reunion Apartments	Orlando, FL	280		1,366	(4)	N/A		N/A
Sierra Terrace	Atlanta, GA	135		1,278		1,484		97.0%
Sierra Village	Atlanta, GA	154		1,224		1,336		90.3%
The Commons	Jacksonville, FL	328		902		1,010		97.7%
The Hartley at Blue Hill, formerly The Park at Chapel Hill	Chapel Hill, NC	414		1,599	(4)	N/A		N/A
The Riley	Richardson, TX	262		1,430		1,523		92.7%
Thornton Flats	Austin, TX	104		1,499		1,659		93.6%
Vickers Historic Roswell	Roswell, GA	79		3,134		3,337		97.6%
Water’s Edge	Pensacola, FL	184		1,141		1,356		98.0%
Wayford at Concord	Concord, NC	150		1,707	(4)	N/A		N/A
Zoey	Austin, TX	307		1,762	(4)	N/A		N/A

Total Mezzanine/Preferred/Ground Lease Investments		4,873		$1,432	(6)	$1,362	(6)	96.1	%(6)

Total Portfolio		16,457		$1,351	(7)	$1,445	(7)	95.4	%(7)

(1) Represents date of last significant renovation or year built if no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended March 31, 2021.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended March 31, 2021.

(4) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

(5) The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,315, $1,459, and 95.2%, respectively, for the three months ended March 31, 2021.

(6) The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,438, $1,397, and 95.9%, respectively, for the three months ended March 31, 2021.

(7) The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,352, $1,446, and 95.4%, respectively, for the three months ended March 31, 2021.

Bluerock Residential Growth REIT, Inc.
Renovation Table
As of March 31, 2021
(Unaudited)

Units and Investment
	2021			To Date
	Completed in 1Q	Completed Year-to-date	Total Expected Completions in 2021	Total Completed	Unrenovated Units Remaining
Number of Renovations	72	72	500 – 1,000	3,027	4,349
Renovation Cost per Unit	$7,732	$7,732	$7,500 - $8,500

Returns
	Inception-to-date
	Cost per Unit	Monthly Rent Premium	Return on Investment
Weighted Average Returns to Date	$5,953	$117	23.6%

Bluerock Residential Growth REIT, Inc.
Lease-up and Development Mezzanine/Preferred/Ground Lease Investments
As of March 31, 2021
(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions) (1)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations(2)
Lease-up Investments
Motif (3)	385	138.4	133.3	359,481	88.8	1Q18	1Q20	2Q20	2Q22
Total lease-up units	385

Development Investments
Zoey (5)	307	59.5	37.1	193,811	25.5	1Q20	1Q22	2Q22	1Q23
Reunion Apartments (3)	280	47.6	31.2	170,000	30.5	3Q20	1Q22	3Q22	1Q23
Avondale Hills (3)	240	51.8	16.1	215,833	31.4	4Q20	1Q23	1Q23	1Q24
The Hartley at Blue Hill, formerly The Park at Chapel Hill(3)	414	99.2	42.1	239,614	64.3	2Q20	4Q21	1Q23	3Q23
Encore Chandler (4)	208	47.7	7.3	229,327	31.0	3Q21	2Q23	3Q23	3Q24
Total development units	1,449

Total units	1,834

(1) Represents property level only and excludes mezzanine loan financing.

(2) We define stabilized occupancy as attainment of 90% physical occupancy.

(3) Represents a mezzanine loan investment.

(4) Represents a preferred equity investment. Encore Chandler has an option to purchase the property at stabilization.

(5) Represents a ground lease investment.

Bluerock Residential Growth REIT, Inc.
Condensed Consolidated Balance Sheets
First Quarter 2021
(Unaudited and dollars in thousands except for share and per share data)

	March 31, 2021	December 31, 2020
ASSETS
Net Real Estate Investments
Land	$268,731	$279,481
Buildings and improvements	1,757,833	1,889,471
Furniture, fixtures and equipment	76,790	78,438
Total Gross Real Estate Investments	2,103,354	2,247,390
Accumulated depreciation	(187,553)	(186,426)
Total Net Operating Real Estate Investments	1,915,801	2,060,964
Operating real estate held for sale, net	32,518	36,213
Total Net Real Estate Investments	1,948,319	2,097,177
Cash and cash equivalents	148,070	83,868
Restricted cash	32,618	35,093
Notes and accrued interest receivable, net	169,712	157,734
Due from affiliates	10,447	339
Accounts receivable, prepaids and other assets, net	39,198	29,502
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	65,874	83,485
In-place lease intangible assets, net	1,111	2,594
Non-real estate assets associated with operating real estate held for sale	176	145
Total Assets	$2,415,525	$2,489,937

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,434,318	$1,490,932
Mortgages payable associated with operating real estate held for sale	26,433	38,773
Revolving credit facilities	—	33,000
Accounts payable	1,500	1,317
Other accrued liabilities	29,023	31,025
Due to affiliates	665	618
Distributions payable	13,035	13,421
Liabilities associated with operating real estate held for sale	624	383
Total Liabilities	1,505,598	1,609,469
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; no shares and 2,201,547 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	54,332
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 440,934 and 513,489 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	402,243	469,907
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 shares issued and outstanding as of March 31, 2021 and December 31, 2020	56,533	56,462
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 13,622,291 and 9,717,917 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	308,362	219,967
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 shares issued and outstanding as of March 31, 2021 and December 31, 2020	66,867	66,867
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 25,110,432 and 22,020,950 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	251	220
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of March 31, 2021 and December 31, 2020	1	1
Additional paid-in-capital	332,926	304,710
Distributions in excess of cumulative earnings	(293,766)	(313,392)
Total Stockholders’ Equity	106,279	58,406
Noncontrolling Interests
Operating Partnership units	14,427	(3,272)
Partially owned properties	22,083	24,666
Total Noncontrolling Interests	36,510	21,394
Total Equity	142,789	79,800
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,415,525	$2,489,937

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2021 and 2020

(Dollars in thousands)

	Three Months Ended
	March 31,
	2021	2020
Revenues
Rental and other property revenues	$51,081	$50,353
Interest income from mezzanine loan and ground lease investments	4,721	5,888
Total revenues	55,802	56,241

Expenses
Property operating	19,932	19,299
Property management fees	1,281	1,294
General and administrative	6,645	6,371
Acquisition and pursuit costs	11	1,269
Weather-related losses, net	400	—
Depreciation and amortization	20,322	20,921
Total expenses	48,591	49,154
Operating income	7,211	7,087

Other income (expense)
Other income	152	40
Preferred returns on unconsolidated real estate joint ventures	2,287	2,415
Provision for credit losses	(542)	—
Gain on sale of real estate investments	68,913	253
Loss on extinguishment of debt and debt modification costs	(3,040)	—
Interest expense, net	(13,835)	(14,916)
Total other income (expense)	53,935	(12,208)
Net income (loss)	61,146	(5,121)
Preferred stock dividends	(14,617)	(13,547)
Preferred stock accretion	(7,022)	(3,925)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	10,160	(5,822)
Partially owned properties	5,766	(278)
Net income (loss) attributable to noncontrolling interests	15,926	(6,100)
Net income (loss) attributable to common stockholders	$23,581	$(16,493)

Net income (loss) per common share - Basic	$1.00	$(0.70)
Net income (loss) per common share – Diluted	$1.00	$(0.70)

Weighted average basic common shares outstanding	23,089,364	24,087,811
Weighted average diluted common shares outstanding	23,288,089	24,087,811

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three Months Ended March 31, 2021 and 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$23,581	$(16,493)
Add back: Net income (loss) attributable to Operating Partnership Units	10,160	(5,822)
Net income (loss) attributable to common stockholders and unit holders	33,741	(22,315)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,405	19,900
Provision for credit losses	542	—
Gain on sale of real estate investments	(62,427)	(110)
FFO Attributable to Common Stockholders and Unit Holders	(8,739)	(2,525)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	11	1,269
Non-cash interest expense	604	845
Unrealized gain on derivatives	(30)	(26)
Loss on extinguishment of debt and debt modification costs	2,564	—
Weather-related losses, net	360	—
Non-real estate depreciation and amortization	122	120
Other expense (income), net	98	(40)
Non-cash equity compensation	3,311	3,547
Preferred stock accretion	7,022	3,925
CFFO Attributable to Common Stockholders and Unit Holders	$5,323	$7,115

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.26)	$(0.08)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.16	$0.22

Weighted average common shares and units outstanding - diluted	33,319,020	32,668,294

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of March 31, 2021

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	1.45%	LIBOR + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Hunter’s Creek	70,525	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Avenue 25 (2)	36,566	4.18%	Fixed	July 1, 2027
Carrington at Perimeter Park (3)	31,286	4.16%	Fixed	July 1, 2027
Chattahoochee Ridge	45,338	3.25%	Fixed	December 5, 2024
Chevy Chase	24,400	2.44%	LIBOR + 2.32% subject to Cap (1)	September 1, 2027
Cielo on Gilbert	58,000	2.65%	SOFR + 2.61% subject to Cap (1)	January 1, 2031
Citrus Tower	40,442	4.07%	Fixed	October 1, 2024
Denim (4)	101,205	3.41%	Fixed	August 1, 2029
Elan (5)	25,557	4.19%	Fixed	July 1, 2027
Element	29,260	3.63%	Fixed	July 1, 2026
Falls at Forsyth	38,947	2.94%	(6)	July 1, 2025
Fannie Facility Advance	13,936	2.72%	LIBOR + 2.60% subject to Cap (1)	June 1, 2027
Fannie Facility Second Advance	12,880	2.76%	SOFR + 2.70% subject to Cap (1)	March 1, 2028
Gulfshore Apartment Homes	46,345	3.26%	Fixed	September 1, 2029
Navigator Villas (7)	20,515	4.56%	Fixed	June 1, 2028
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston	19,600	3.32%	Fixed	November 1, 2026
Pine Lakes Preserve	42,728	3.10%	LIBOR + 2.98% subject to Cap (1)	July 1, 2030
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	49,798	3.63%	Fixed	December 1, 2026
The Brodie	33,380	3.71%	Fixed	December 1, 2023
The District at Scottsdale	74,651	1.85%	LIBOR + 1.60% (1)	June 11, 2021
The Links at Plum Creek	39,409	4.31%	Fixed	October 1, 2025
The Mills	25,141	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Reserve at Palmer Ranch	40,806	4.41%	Fixed	May 1, 2025
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,100	1.37%	LIBOR + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	33,520	2.67%	LIBOR + 2.55% subject to Cap (1)	July 1, 2027
Wesley Village	39,259	4.25%	Fixed	April 1, 2024
Total	1,438,730
Fair value adjustments	6,236
Deferred financing costs, net	(10,648)
Total continuing operations	$1,434,318
Held for sale
Plantation Park (8)	$26,625	4.64%	Fixed	July 1, 2028
Deferred financing costs, net	(192)
Total held for sale	$26,433
Total	$1,460,751
Weighted Average Interest Rate	3.49%

(1)	In March 2021, one-month LIBOR in effect was 0.12% and the 30-day average SOFR in effect was 0.04%.
(2)	The principal balance includes a $29.7 million senior loan at a fixed rate of 4.02% and a $6.9 million supplemental loan at a fixed rate of 4.86%.
(3)	The principal balance includes a $27.5 million senior loan at a fixed rate of 4.09% and a $3.8 million supplemental loan at a fixed rate of 4.66%.
(4)	The principal balance includes a $91.6 million senior loan at a fixed rate of 3.32% and a $9.6 million supplemental loan at a fixed rate of 4.22%.
(5)	The principal balance includes a $21.2 million senior loan at a fixed rate of 4.09% and a $4.4 million supplemental loan at a fixed rate of 4.66%.
(6)	The principal balance includes a $19.5 million advance at a fixed rate of 4.35% and a $19.4 million advance at a variable rate of 1.52% as of March 31, 2021.
(7)	The principal balance includes a $14.8 million senior loan at a fixed rate of 4.31% and a $5.7 million supplemental loan at a fixed rate of 5.23%.
(8)	The property was subsequently sold in April 2021.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of March 31, 2021

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total		% of Total
2021	$6,622	$75,364	$81,986	(1)	5.59%
2022	11,268	2,553	13,821		0.94%
2023	96,886	29,137	126,023		8.60%
2024	197,992	3,588	201,580		13.76%
2025	303,520	65,582	369,102		25.19%
Thereafter	493,909	178,934	672,843		45.92%
	$1,110,197	$355,158	$1,465,355		100.00%
Fair Value Adjustments	6,236	-	6,236
Subtotal	$1,116,433	$355,158	$1,471,591
Deferred Financing Costs, net	(7,882)	(2,958)	(10,840)
Total	$1,108,551	$352,200	$1,460,751

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Continuing Operations
Secured Fixed Rate Debt	$1,089,808	75.4%	3.88%	5.3
Secured Floating Rate Debt	355,158	24.6%	2.21%	5.3
Total/Average Continuing Operations	$1,444,966	100.0%	3.47%	5.3

Held for Sale
Secured Fixed Rate Debt	$26,625	100.0%	4.64%	7.3
Total/Average Held for Sale	$26,625	100.0%	4.64%	7.3

Total/Average	$1,471,591	100.0%	3.49%	5.3

(1)	$74.7 million represents a loan in connection with The District at Scottsdale. The loan has a June 2021 maturity date and contains two (2) three-month extension options, subject to certain conditions.

Bluerock Residential Growth REIT, Inc.

2021 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2021 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share	$0.65	$0.70

Same Store Growth
Rental income growth	2.0%	4.0%
Property operating expense growth	4.0%	6.0%
NOI growth	0.0%	3.0%

Property management fee as a percentage of revenue	2.4%	2.2%
General and administrative expenses (1)	12,500	12,000
Income from preferred equity and mezzanine investments	29,100	29,100
Normal recurring capital expenditures (2)	2,900	2,700

Value-add Upgrades
Forecasted unit count	500	1,000
Return on investment	15%	20%

Investments
Total gross asset value	600,000	800,000

Dispositions
Total gross asset value	350,000	500,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest percentage of CFFO - partially owned properties	4.0%	3.9%
Series T preferred stock raise	200,000	350,000
Preferred stock dividends	54,000	58,000
Estimated weighted average diluted common shares and units outstanding	39,100	39,100

(1)	General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.
(2)	Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.
(3)	The Company has not reconciled projected Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net (loss) income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest expense, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired four operating properties, made six property investments through preferred equity or mezzanine loan investments, sold seven operating properties and received our full mezzanine loan or preferred equity in four investments subsequent to March 31, 2020. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net income (loss) attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$23,581	$(16,493)
Net income (loss) attributable to noncontrolling interests	15,926	(6,100)
Preferred stock dividends	14,617	13,547
Preferred stock accretion	7,022	3,925
Interest expense, net	13,835	14,916
Real estate depreciation and amortization	20,275	20,876
Provision for credit losses	542	—
Gain on sale of real estate investments	(68,913)	(253)
Loss on extinguishment of debt and debt modification costs	3,040	—
EBITDAre	$29,925	$30,418
Acquisition and pursuit costs	11	1,269
Non-real estate depreciation and amortization	122	120
Weather-related losses, net	400	—
Non-cash equity compensation	3,311	3,547
Other expense (income), net	98	(40)
Adjusted EBITDAre	$33,867	$35,314

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired four operating properties, made six property investments through preferred equity or mezzanine loan investments, sold seven operating properties and received our full mezzanine loan or preferred equity in four investments subsequent to March 31, 2020. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$23,581	$(16,493)
Add back: Net income (loss) attributable to Operating Partnership Units	10,160	(5,822)
Net income (loss) attributable to common stockholders and unit holders	33,741	(22,315)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	19,405	19,900
Non-real estate depreciation and amortization	122	120
Non-cash interest expense	604	845
Unrealized gain on derivatives	(30)	(26)
Loss on extinguishment of debt and debt modification costs	2,564	—
Provision for credit losses	542	—
Property management fees	1,223	1,232
Acquisition and pursuit costs	11	1,269
Corporate operating expenses	6,570	6,296
Weather-related losses, net	360	—
Preferred dividends	14,617	13,547
Preferred stock accretion	7,022	3,925
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income, net	51	40
Preferred returns on unconsolidated real estate joint ventures	2,287	2,574
Interest income from mezzanine loan and ground lease investments	4,721	5,888
Gain on sale of real estate investments	62,427	110
Pro-rata share of properties’ income	17,265	16,181
Add:
Noncontrolling interest pro-rata share of partially owned property income	637	803
Total property income	17,902	16,984
Add:
Interest expense	13,247	14,070
Net operating income	31,149	31,054
Less:
Non-same store net operating income	7,188	7,235
Same store net operating income (1)	$23,961	$23,819

(1)	Same store portfolio for the three months ended March 31, 2021 consists of 26 properties, which represent 9,116 units.